PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "AGREEMENT"), dated as of May 17, 2005, is among BHDH Family Partnership, L.P., Rea Brothers Limited, JAAVBR, L.P., J2 Family, L.P., Bajjer, LLC, AND Copano Bay Associates, L.P. (collectively, the "SELLERS"), and Local Telecom Systems, Inc., a Nevada corporation ("PURCHASER").

                                    RECITALS

         A. The Purchaser is seeking to purchase all of the stock, debt and claims held by Sellers in MBI Mortgage, Inc., a Texas corporation (the "COMPANY").

         B. The Sellers are willing to sell to Purchaser all of their interests in the Company,

         NOW, THEREFORE, Sellers and Purchaser hereby covenant and agree as follows:

1.          SALE OF INTERESTS

                  1.1. SALE OF INTERESTS IN THE COMPANY. Sellers each hereby agree to sell to the Purchaser on the Closing Date all of their securities of the Company (including all promissory notes and stock) as well any and all other claims, rights, titles and interests in the Company to Purchaser in exchange for shares and warrants of Local Telecom Systems, Inc.( LTSI) as listed in Exhibit "A", attached. The shares and warrants issued to Sellers by LTSI shall have "piggy back" registration rights. The Closing Date shall be May 17, 2005.

         Subject to all of the terms and conditions of this Agreement, the Sellers will sell and deliver to Purchaser all promissory notes of the Company held by Sellers, all stock of the Company held by Sellers (duly endorsed for transfer in blank), and a fully executed assignment of all claims against the Company held by Sellers (collectively, the "INTERESTS") and Purchaser will purchase from Sellers the Interests from the Sellers on the Closing Date at the principal offices of the Purchaser, or such other place as they mutually agree.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         As an inducement to Purchaser to enter into this Agreement, each Seller separately represents and warrants that:

         2.1 AUTHORITY FOR AGREEMENT. This Agreement has been duly authorized by all necessary corporate action of the Seller and, when executed and delivered by the Seller, will be a legal, valid, and binding obligation of the Seller, enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general principles of equity.



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         2.2 ENTIRETY OF INTERESTS BEING SOLD. Each Seller hereby represents and warrants that it is transferring all of the Interests it has in the Company to Purchaser (whether directly or indirectly owned, beneficially or otherwise) in exchange for the Purchase Price.


         2.3 NO DEFAULTS. Neither of the Sellers is in default under any agreements (i) between the Sellers and third parties or (ii) among the Sellers, third parties, and others and is not in default under any notes, mortgages, or other financing documents. No event has occurred that, with the giving of notice, the passage of time, or both, would cause the Sellers to be in default under any of the foregoing.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY PURCHASER

         Purchaser hereby represents, warrants and agrees that:

                  3.1. Purchaser and its advisors have received such information and documents from the Company, and have had a reasonable opportunity to ask questions of and receive answers from its executive officers, with respect to the business, affairs, financial condition, and prospects of the Company and with respect to the Interests as Purchaser has requested, and all such questions have been answered to Purchaser's full satisfaction.

                  3.2. All information which Sellers have provided concerning the Company and its financial position and Purchaser's knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the acceptance of the subscription, Sellers will immediately provide the Purchasers with such information.

4.          FURTHER AGREEMENTS

4.1. COVENANTS OF THE SELLERS. The Sellers agree to execute any and all instruments and documents necessary to vest title to the Interests in Purchaser.

4.2. COVENANTS OF THE PURCHASER GOVERNING LAWS. This Agreement shall be governed by and construed under the laws of the State of Texas.


5.          GENERAL

                  5.1. SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

                  5.2. GOVERNING LAWS. This Agreement shall be governed by and construed under the laws of the State of Texas.

                  5.3. SEVERABILITY. If one or more provision of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall remain in full force and effect and shall be interpreted as if such provision were so excluded.


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                                   SELLERS:


                                   /s/ DARIENNE K. HALL
                                   -----------------------------------------
                                   BHDH Family Partnership, L.P.

                                   /S/ JOHN E. (TED) REA
                                   -----------------------------------------
                                   Rea Brothers Limited

                                   /S/ JOHN E. (TED) REA
                                   -----------------------------------------
                                   JAAVBR, L.P.

                                   /S/ JOHN E. (TED) REA
                                   -----------------------------------------
                                   Bajjer, LLC

                                   /S/ JOHN E. (TED) REA
                                   -----------------------------------------
                                   J2 Family, L.P.

                                   /S/ DANNY W. LOONEY
                                   -----------------------------------------
                                   Copano Bay Associates, L.P.




                                   PURCHASER:
                                            Local Telecom Systems, Inc.




                                   By:   /S/ WILLIAM R. MIERTSCHIN
                                      ------------------------------------------
                                            William Miertschin, President





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                                   Exhibit "A"




1) 3, 940,000 shares of Local Telecom System, Inc.(LTSI), post 50:1 reverse split approved by LTSI shareholders May 4, 2005.
2) 1,050,000 warrants (post reverse) to purchase shares at $0.20 per share for a period of three (3) years until May 16, 2008.
3) 350,000 warrants (post reverse) to purchase shares at $0.35 per share for a period of three (3) years until May 16, 2008.
4) A consulting fee of $48,000 payable $2,000 per month beginning June 5, 2005 and ending May 5, 2007.









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